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                                                                    EXHIBIT 99.1

   Just For Feet, Inc. Announces $100 Million Convertible Subordinated Note
                                   Offering


     BIRMINGHAM, ALABAMA, June 10, 1997 -- Just For Feet, Inc. (Nasdaq: FEET) announced today that it proposes to offer a new issue of $100 million of Convertible Subordinated Notes due 2004 (the "Notes").

     The Notes will be convertible into Just For Feet Common Stock, at the option of the holder. The Company may also issue up to an additional $15 million of Notes to cover over-allotments made in connection with such offering.

     The Company intends to use the proceeds from the sale of the Notes for general corporate purposes, including working capital to fund the Company's expansion and for potential acquisitions.

     Neither the Notes nor the Common Stock issuable upon the conversion thereof has been registered under the Securities Act of 1933 and may not be offered or sold in the United States except pursuant to an applicable exemption from the Securities Act registration requirements.

                                   **********


     This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.



                  For additional information, please contact:
            Harold Ruttenberg, Chairman and Chief Executive Officer
                       Eric Tyra, Chief Financial Officer
                                  205/408-3000